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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  LIN TV CORP.

          (Pursuant to Sections 242 and 245 of the General Corporation
                          Law of the State of Delaware)

         LIN TV Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), does hereby certify as follows:

         A. The present name of the Corporation is "LIN TV Corp."

         B. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 11, 1998, under the name "Ranger Equity Holdings Corporation."

         C. This Second Amended and Restated Certificate of Incorporation amends and restates in its entirety the Amended and Restated Certificate of Incorporation of the Corporation and was duly adopted by the Board of Directors and by vote of the stockholders in accordance with Sections 242 and 245 of the Delaware Law.

         D. The Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated hereby (the "Certificate of Incorporation") shall, upon filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

         FIRST: The name of the Corporation is LIN TV Corp.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is the Corporation Service Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may now or hereafter be organized under Delaware Law. The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under Delaware Law and shall have perpetual existence.

         FOURTH: 1.(a) The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 205,000,000 shares of capital stock, consisting of (i) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 200,000,000 shares of Common Stock ("Common Stock"), which shall be divided into three series as follows: (A) 100,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (B) 50,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"); and (C) 50,000,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common Stock").

                  (b) (i) Upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of Class A Common Stock and Class B Common Stock outstanding as of such filing (respectively, "Pre-Split Class A Common Stock" and "Pre-Split Class B Common Stock" and collectively, "Pre-Split Common Stock") shall be automatically reclassified into, and deemed for all purposes to be, without any action on the part of the holder thereof, 1/21st of a validly issued, fully



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paid and nonassessable share of Class A Common Stock and Class B Common Stock, respectively (respectively, "Post-Split Class A Common Stock" and "Post-Split Class B Common Stock" and, collectively "Post-Split Common Stock"), of the Corporation having the powers, preferences, rights, qualifications, limitations and restrictions described herein (the "Reverse Stock Split"), (ii) immediately following the Reverse Stock Split, one share of Post-Split Class A Common Stock of the Corporation held by each of Fojtasek Capital, Ltd. and Carson/LIN SBS, L.P. issued and outstanding upon the Reverse Stock Split (collectively, the "Old Class A Common Stock") shall each be automatically reclassified into, and deemed for all purposes to be, without any action on the part of the holder thereof, one validly issued, fully paid and non-assessable share of Class C Common Stock having the powers, preferences, rights, qualifications, limitations and restrictions described herein (the "Class C Exchange"), and (iii) immediately following the Class C Exchange, each share of Post-Split Class B Common Stock held of record by any holder other than any affiliate of Hicks, Muse, Tate & Furst Incorporated issued and outstanding upon the Reverse Stock Split ("Old Class B Common Stock" and, together with the Pre-Split Common Stock, and the Old Class A Common Stock, the "Old Common Stock") shall, be automatically reclassified into, and deemed for all purposes to be, without any action on the part of the holder thereof, one validly issued, fully paid and non-assessable share of Class A Common Stock (the "Class A Exchange" and, together with the Reverse Stock Split and the Class C Exchange, the "Recapitalization"). Each certificate representing shares of Old Common Stock shall thereafter represent the number and class of shares of Common Stock determined in accordance with the previous sentence; provided, however, that each person of record holding a stock certificate or certificates representing shares of Old Common Stock shall be entitled to receive upon surrender of such certificate or certificates, a new certificate or certificates representing the number and class of shares of Common Stock to which such person is entitled. Any fractional shares of Post-Split Common Stock resulting from the Reverse Stock Split (calculated based on the aggregate number of shares of Post-Split Common Stock such holder is entitled to receive as a result of the Reverse Stock Split) shall be cancelled, and, in lieu thereof, the holders thereof shall be entitled to receive cash in an amount equal to the fair market value thereof, as determined by the Board of Directors of the Corporation (the "Board of Directors").

         2. Provisions Relating to the Preferred Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

            (a) The shares of Preferred Stock may be issued from time to time in one or more series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

            (b) Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Article Fourth and to the limitations prescribed by Delaware Law, to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series thereof shall include, but not be limited to, the determination or fixing of the following:

                           (i) the maximum number of shares to constitute such
                  series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;



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                           (ii) the dividend rate of such series, the conditions
                  and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                           (iii) whether the shares of such series shall be
                  subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                           (iv) the terms and amount of any sinking fund
                  established for the purchase or redemption of the shares of such series;

                           (v) whether or not the shares of such series shall be
                  convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (vi) the extent, if any, to which the holders of
                  shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

                           (vii) the restrictions, if any, on the issue or
                  reissue of any additional Preferred Stock;

                           (viii) the rights of the holders of the shares of
                  such series upon the dissolution of, or upon the subsequent distributions of assets of, the Corporation; and

                           (ix) the manner in which any facts ascertainable
                  outside the resolution or resolutions providing for the issue of such series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

         3. Provisions Relating to the Common Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock are as follows:

            (a) General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

            (b) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on the Common Stock and only in shares of (i) Class A Common Stock (or rights to subscribe for or to purchase shares



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         of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock, (ii) Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock, and (iii) Class C Common Stock (or rights to subscribe for or to purchase shares of Class C Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock. Dividends payable under this Section 3(b) shall be paid to the holders of record of the applicable class of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Section 3(b) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall pay cash in lieu of such fractional shares based upon the then fair market value of such a share.

                  (c) Voting.

                      (i) The Class A Common Stock shall be voting stock, and
                  the holders of Class A Common Stock shall vote on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote.

                      (ii) The Class B Common Stock shall not be entitled to
                  vote, except as required by law and as provided in Section 3(k) of this Article Fourth.

                      (iii) The Class C Common Stock shall be voting stock, and
                  the holders of Class C Common Stock shall vote on all matters submitted to a vote of the stockholders, with each share of Class C Common Stock entitled to a number of votes per share of Class C Common Stock equal to the Total Class C Votes divided by the total number of outstanding shares of Class C Common Stock. "Total Class C Votes" means the total number of votes to which the outstanding shares of Class C Common Stock will be entitled to vote in respect of any matter, which number of votes shall be equal to (A) the quotient of the total number of outstanding shares of Class A Common Stock divided by 0.30 minus (B) the total number of outstanding shares of Class A Common Stock, rounded to the nearest whole share. By way of example, if there are two outstanding shares of Class C Common Stock and 200,000,000 outstanding shares of Class A Common Stock, the Total Class C Votes will equal 466,666,667 ((200,000,000 / .30) - 200,000,000) and the number of votes per each share of Class C Common Stock will equal 233,333,334 (466,666,667 / 2). The determination as to the number of votes each share of Class C Common Stock is entitled shall be made (1) as of the record date established by the Corporation for the purposes of determining the stockholders entitled to vote or consent to the action being taken or (2) if no such record date is established by the Corporation, as of the record date for such action determined in accordance with the provisions of the Delaware Law.

                      (iv) The holders of Common Stock are not entitled to
                  cumulate votes in the election of any directors.

                  (d) Conversion.

                      (i) Conversion.



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                                    (1) Class B Common Stock. Each share of
                           Class B Common Stock shall be convertible at any time at the option of the holder or holders thereof and for no additional consideration into either (a) one fully paid and non-assessable share of Class A Common Stock, or (b) one fully paid and non-assessable share of Class C Common Stock; provided, however, that no conversion shall be effected pursuant to this Section 3(d)(i) unless any necessary approval of the Federal Communications Commission (the "FCC") has been obtained; provided, further, that no conversion of shares of Class B Common Stock into shares of Class C Common Stock shall be effected pursuant to this
                           Section 3(d)(i), unless the holders of at least a majority of the Class B Common Stock outstanding on the date on which the Conversion Notice (as defined in Section 3(d)(ii)) is received by the Corporation approve the conversion of such shares.

                                    (2) Class C Common Stock. On the date that
                           at least a majority of the shares of Class B Common Stock outstanding on the date of this Certificate of Incorporation shall have been converted into shares of Class A Common Stock pursuant to Section 3(d)(i)(1), all outstanding shares of Class C Common Stock shall automatically, without any action on the part of the holder thereof, be converted into an equal number of fully paid and non-assessable shares of Class A Common Stock for no additional consideration.

                           (ii) Conversion Procedure.

                                    (1) Class B Common Stock. At the time of a
                           conversion pursuant to Section 3(d)(i)(1) or, in the event such conversion requires the consent of the FCC, at or after the time any necessary approval of the FCC has been obtained, the holder or holders of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Common Stock (x) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, (y) written notice (the "Conversion Notice") to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the number of shares of Class B Common Stock to be converted, the series of Common Stock into which such shares of Class B Common Stock are to be converted, and the name and address in which each certificate for shares of the applicable class of Common Stock issued upon such conversion is to be issued and (z) evidence reasonably satisfactory to the Corporation of the satisfaction of the conditions to such conversion. Conversion shall be deemed to have been effected at the time and date when such delivery is made to the Corporation or the transfer agent of the shares to be converted, and the person exercising such conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time.

                                    (2) Class C Common Stock. In the event of
                           any automatic conversion of the Class C Common Stock pursuant to Section 3(d)(i)(2), all holders of record of Class C Common Stock shall be given written notice of such automatic conversion and the place where certificates formerly representing shares of the Class C Common Stock shall be surrendered. Such notice need not be given in advance of the date of automatic conversion.

                           (iii) Issuance of Conversion Shares.



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                                    (1) Class B Common Stock. As promptly as
                           practicable following any holder's conversion of shares of Class B Common Stock, the Corporation shall issue and deliver to the converting holder one or more certificates (as such holder may request) evidencing the shares of Class A Common Stock or Class C Common Stock, as applicable, issuable upon conversion thereof and, if the certificates surrendered by the converting holder evidence more shares of Class B Common Stock than the holder has elected to convert, one or more certificates (as such holder may request) evidencing the shares of Class B Common Stock that have not been converted. Pending the issuance and delivery of the foregoing certificates, the certificate or certificates evidencing the shares of Class B Common Stock that have been surrendered for conversion shall be deemed to evidence the shares of Class A Common Stock or Class C Common Stock, as applicable, issuable upon such conversion.

                                    (2) Class C Common Stock. As promptly as
                           practicable following receipt by the Corporation of certificates that formerly represented shares of Class C Common Stock, the Corporation shall issue and deliver to the holder thereof one or more certificates (as such holder may request) evidencing the shares of Class A Common Stock issuable upon conversion thereof. From and after the date of automatic conversion, all shares of Class C Common Stock shall be deemed to represent only the right to receive, upon delivery of the certificates formerly representing shares of Class C Common Stock, a certificate evidencing the number of shares of Class A Common Stock into which such shares of Class C Common Stock have been converted.

                           (iv) Dividends on Converted Shares. Any dividends
                  declared and not paid on shares of Class B Common Stock or Class C Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Class A Common Stock issuable upon such conversion.

                  (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class C Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock and Class C Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock and Class C Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock and Class C Common Stock. In addition, if at any time the number of authorized but unissued shares of Class A Common Stock and Class C Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock and Class C Common Stock to such number of shares as shall be sufficient for such purpose.

                  (f) Adjustments for Stock Splits and Stock Dividends. The Corporation shall treat the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Class A Common



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         Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock and the Class C Common Stock).

                  (g) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this Section 3(g), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

                  (h) Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Common Stock must be identical for each class of Common Stock, except that in any such transaction in which shares of Common Stock are to be distributed, such Common Stock may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

                  (i) Reissue of Shares. Shares of Class B Common Stock that are converted into shares of Class A Common Stock or shares of Class C Common Stock as provided herein shall, unless otherwise determined by the Board of Directors, continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation as determined by the Board of Directors. Shares of Class C Common Stock that are converted into shares of Class A Common Stock as provided herein shall not be available for reissue by the Corporation and the Corporation shall take such actions as are necessary to cause such shares to cease to be authorized shares of Class C Common Stock.

                  (j) No Action by Written Consent. No action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that holders of Class B Common Stock may act by written consent, without a meeting, for any action required or permitted to be authorized or approved by the holders of Class B Common Stock in Section 3(k) of this Article Fourth.

                  (k) Restrictions and Limitations. So long as at least a majority of the shares of Class B Common Stock, that were outstanding immediately after this Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective, remains outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Class B Common Stock voting as a separate series, with each share of Class B Common Stock entitled to one vote:

                           (i) Effect (A) any purchase, acquisition, sale,
                  lease, exchange, assignment, transfer or other conveyance, directly or indirectly, in a single transaction or series of related transactions, of any assets or business of the Corporation or any of its subsidiaries having a total fair market value equal to 10% or more of the fair market value of the Common Stock outstanding on the date on which any definitive, binding agreement is entered into regarding any such purchase, acquisition, sale, lease, exchange, assignment,



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                  transfer, or other conveyance, (B) any merger or consolidation involving the Corporation (other than transactions involving the merger or consolidation of a wholly-owned subsidiary of the Corporation into the Corporation or with or into another wholly-owned subsidiary of the Corporation), or (C) any reclassification of any securities of the Corporation or any recapitalization, dissolution, liquidation, or winding up of the Corporation;

                           (ii) Effect the issuance or sale of shares of capital
                  stock of the Corporation or any of its subsidiaries (or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any type of debt instrument that has equity features), except the issuance or sale of shares of capital stock of a wholly-owned subsidiary of the Corporation to the Corporation or to another wholly-owned subsidiary of the Corporation or the issuance or sale of capital stock under the Ranger Equity Holdings Corporation 1998 Stock Option Plan, the Ranger Equity Holdings Corporation Phantom Stock Plan, the 2002 Non-Employee Director Stock Option Plan, the 2002 Stock Plan or the 2002 Employee Stock Purchase Plan in accordance with the applicable provisions of such stock option plans as they exist on the date of this Certificate of Incorporation (collectively, the "Stock Option Plans");

                           (iii) Effect any redemption, repurchase or offer to
                  purchase made by the Corporation or any of its subsidiaries or other acquisition of capital stock of the Corporation or any of its subsidiaries, except the purchase of capital stock of the Corporation in accordance with the applicable provisions of the Stock Option Plans;

                           (iv) Make or permit any amendment or modification to
                  this Certificate of Incorporation or the bylaws of the Corporation, by merger, consolidation, or otherwise, that materially adversely affects the rights of the holders of Class B Common Stock;

                           (v) Declare or pay any dividends on or declare or
                  make any other distribution, direct or indirect, on account of the Common Stock or set apart any amount for any such purpose;

                           (vi) Enter into any transaction with any Affiliate
                  (as defined below) of the Corporation, other than advances for travel and other normal business expenses to officers and employees. As used in this Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended;

                           (vii) Enter into any transaction except in the
                  ordinary course of business and pursuant to the reasonable requirements of the business of the Corporation or any of its subsidiaries;

                           (viii) Engage in any business or transaction that
                  would require any direct or indirect owner of an equity interest in the Corporation (or any Affiliate of such owner) to divest itself of any equity interest in the Corporation;

                           (ix) Create, incur, assume or suffer to exist, or
                  cause or permit any subsidiary to create, incur, assume or suffer to exist, any indebtedness in an amount equal to 10% or more of the fair market value of the Corporation and its subsidiaries, taken as a whole, on the date such indebtedness is created, incurred, assumed, or suffered to exist;



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                           (x) Engage in any business other than (A) any
                  business, the majority of whose revenues are derived from the ownership and operation of television stations, and such business activities as are incidental or related thereto and
                  (B) such other businesses as the Corporation or any of its subsidiaries are engaged in on the date on which this Certificate of Incorporation was filed; or

                           (xi) Settle, or cause or permit any subsidiary of the
                  Corporation to settle, any claim, lawsuit, arbitration or administrative proceeding that is other than in the ordinary course of business of the Corporation or any of its subsidiaries and that involves any material restriction on the conduct of the business of, or the continued ownership of the assets owned by, the Corporation, its subsidiaries or any of their respective Affiliates.

         4. General.

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The number, classification, and terms of the directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

                  (a) The number of directors constituting the Board of Directors shall be eight, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock.

                  (b) The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions hereof) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2004 meeting of stockholders; Class II directors shall initially serve until the 2002 meeting of stockholders; and Class III directors shall initially serve until the 2003 meeting of stockholders. Commencing with the annual meeting of stockholders in 2002, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

                  (c) The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                  (d) A director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice.

         SIXTH: The following provisions are included for the purpose of ensuring that control of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the Unites States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

                  (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall have the right not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

                  (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of the total number of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

                  (c) The Board of Directors shall have all powers necessary to implement the provisions of this Article Sixth.

         SEVENTH: No contract or transactions between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors or a committee that authorizes the contract or transaction. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under Delaware Law, as the same exists or may hereinafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part hereof) initiated by such person was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights to any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to Delaware Law.

         TENTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

         ELEVENTH: Subject to the provisions of Section 3(k) of Article Fourth of this Certificate of Incorporation, the directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

                                    * * * * *

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                                       12

         IN WITNESS WHEREOF, LIN TV Corp. has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer as of May 1, 2002.



                                       LIN TV CORP.



                                       By: /s/ GREG SCHMIDT
                                          --------------------------------------
                                       Name:   Greg Schmidt
                                             -----------------------------------
                                       Title: Vice President of New Development
                                              and General Counsel
                                             -----------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  LIN TV CORP.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     LIN TV Corp. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The amendment amends Article FIFTH, Section (a) of the Second Amended and Restated Certificate of Incorporation of the Corporation in its entirety to read as follows:

     (a) Subject to the rights of holders of any class or series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors.

     IN WITNESS WHEREOF, said LIN TV Corp. has caused this Certificate of Amendment to be signed by its Chairman of the Board of Directors, Chief Executive Officer and President, this 27th day of May, 2004.

                                 LIN TV Corp.

                                 By: /s/ Gary R. Chapman
                                    --------------------------------------------
                                    Name:  Gary R. Chapman
                                    Title: Chairman of the Board of Directors,
                                           Chief Executive Officer and President